Exhibit 10.12

SANTANDER CONSUMER USA INC.

OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

(FOR MANAGEMENT)

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of December 31, 2013 (the “Date of Grant”), is made by and between Santander Consumer USA Inc., an Illinois corporation (the “Company”), and                                  (“Participant”).

WHEREAS, the Company has adopted the Santander Consumer USA Inc. Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant Participant a number of shares of the Company’s Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Award.

(a) Grant. The Company hereby grants to Participant an award of Restricted Stock with respect to an aggregate of              restricted Shares (the “Restricted Stock”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. Participant is a party to the Management Shareholders Agreement dated as of December 31, 2011 (as amended from time to time) (the “Shareholders Agreement”), and hereby acknowledges and agrees that the Restricted Stock (and after vesting the Shares) shall be subject to the terms of the Management Shareholders Agreement; provided that, except with respect to the restrictive covenants contained in Section 5 of the Shareholders Agreement which will remain in effect as applied to Participant, the provisions of the Shareholders Agreement shall cease to apply to the Restricted Stock (and, after vesting, Shares) from and after the consummation of the proposed initial public offering of the common stock, par value $0.01 per share of Santander Consumer USA Holdings Inc. (“Holdings”), pursuant to a Registration Statement on Form S-1 of Holdings; provided, further, that, in the event of any material breach of the restrictive covenants contained in Section 5 of the Shareholders Agreement, unless otherwise determined by the Committee, in its sole discretion, all outstanding Restricted Stock held by the Participant shall be immediately forfeited; provided, further, that, solely in the case of the Participant’s first material breach of the applicable restrictive covenants, in order for the Committee to provide for forfeiture of such Restricted Stock, the Company must first provide the Participant with written notice of the violation and a period of 10 days to cure such violation (to the extent that such violation may be cured).

2. Vesting. Except as may otherwise be provided herein, including pursuant to Section 3, the Restricted Stock Award shall become vested and nonforfeitable with respect to 20% of the Restricted Stock on each of the first five anniversaries of the Date of Grant subject to Participant’s continued service on each such date, such that the Restricted Stock shall be fully vested on the fifth anniversary of the Date of Grant.

3. Termination of Service. In the event that Participant incurs a Termination of Service, unvested Restricted Stock shall be forfeited without consideration by Participant. Notwithstanding the foregoing, in the event that Participant incurs a Termination of Service without Cause, or due to Participant’s death or Disability, any unvested Restricted Stock shall accelerate and vest in full as of the date of Termination of Service.

4. Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of Participant for federal income tax purposes with respect to any Shares of Restricted Stock, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state and local income and employment taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Participant may direct the Company, to the extent permitted by law, to deduct any such taxes from any payment otherwise due to Participant, including the delivery of the Shares of Restricted Stock that gives rise to the withholding requirement. The Company’s obligation to deliver the Restricted Stock or any certificates evidencing the Restricted Stock (or to make a book entry or other electronic notation indicating ownership of the Shares), or otherwise remove the restrictive notations or legends on such Shares or certificates that refer to nontransferability, is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding obligations in such manner as may be authorized by the Committee or as may otherwise be permitted under Section 12(d) of the Plan.

5. Certificates. Shares of Restricted Stock shall be evidenced through book-entry registration registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular Share of the Restricted Stock, the date on which such Share vests. All certificates representing Restricted Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

Transfer of this certificate and the Shares represented hereby is restricted pursuant to the terms of the Santander Consumer USA Inc. Omnibus Incentive Plan and a Restricted Stock Award Agreement, dated as of December 30, 2013, between Santander Consumer USA Inc. and                                                          . A copy of such Restricted Stock Award Agreement is on file at the offices of Santander Consumer USA Inc.

As soon as administratively practicable following vesting of the Restricted Stock, the Company shall deliver to Participant or his legal representative, in book-entry or certificate form, the formerly restricted Shares that do not bear any restrictive legend making reference to this Agreement. Such Shares shall be free of restrictions, except for any restrictions required under federal securities laws.

6. Dividend and Voting Rights. After the Grant Date, Participant shall be the record owner of the Restricted Stock unless and until the applicable Shares are forfeited pursuant to Participant’s Termination of Service or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Stock and rights to any cash or in-kind dividends paid with respect to Restricted Stock; provided that, the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement, the Plan and, to the extent applicable, the Shareholders Agreement.

7. Transferability. The Restricted Stock may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Restricted Stock shall be subject to the restrictions set forth in the Plan, this Agreement and, to the extent applicable, the Shareholders Agreement. Prior to the Shares becoming listed on an Applicable Exchange, any Shares received by Participant in respect of the Restricted Stock may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant without the prior written approval of the Board, such approval not to be unreasonably withheld.

8. Securities Law Representations. Participant acknowledges that the Restricted Stock is not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	Participant is acquiring the Restricted Stock solely for Participant’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	Participant is an “accredited investor,” as that term is defined in Rule 501(a)(4), (5) or (6) of Regulation D promulgated under the Securities Act.

•	Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Restricted Stock. Participant has been furnished with, and/or has access to, such information as Participant considers necessary or appropriate for deciding whether to purchase the Shares underlying the Restricted Stock. However, in evaluating the merits and risks of an investment in the Shares underlying the Restricted Stock, Participant has and will rely only upon the advice of Participant’s own legal counsel, tax advisors and/or investment advisors.

•	Participant is aware that any value the Restricted Stock may have depends on vesting and certain other factors, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, nontransferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	Participant understands that the Restricted Stock will be characterized as “restricted securities,” and may be “control securities” under the federal securities laws and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. Participant acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that Participant is familiar with such rule and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	Participant has read and understands the restrictions, limitations and the Company’s rights set forth in the Plan, the Shareholders Agreement (to the extent applicable) and this Agreement that will be imposed on the Restricted Stock (including those restrictions and limitations that will continue after the Restricted Stock has vested).

•	Participant has not relied upon any oral representation made to Participant relating to the Shares or upon information presented in any promotional meeting or material relating to the Restricted Stock.

•	Participant understands and acknowledges that (a) any certificate evidencing the Restricted Stock (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this Agreement, the Shareholders Agreement (to the extent applicable) or the Plan and (b) the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws. The Committee reserves the right to account for Shares through book entry or other electronic means rather than the issuance of stock certificates.

9. Adjustment. In the event of any event described in Section 13 of the Plan occurring after the Date of Grant, the adjustment provisions as provided for under Section 13 of the Plan shall apply to the Restricted Stock.

10. Change in Control. In the event of a Change in Control of the Company occurring after the Date of Grant while some or all of the Restricted Stock remains unvested, the provisions set forth in Section 14 of the Plan shall apply to the Restricted Stock.

11. Miscellaneous.

(a) Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

(b) Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Restricted Stock granted thereunder; provided that any such waiver or amendment that would impair the rights of Participant shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

Santander Consumer USA Inc.

8585 N. Stemmons Frwy.

Suite 1100-North

Dallas, TX 75247

Facsimile: (972) 755-8382

Attention: Eldridge Burns, Esq.

if to Participant: at the address last on the records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e) No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(f) Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.

(g) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(h) Entire Agreement. This Agreement, the Shareholders Agreement (to the extent applicable) and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto. Participant and the Company shall have all the rights and obligations of parties to contract under this Agreement pursuant to applicable law.

(i) Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(j) Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(l) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Compliance with Legal Requirements. The grant of the Restricted Stock and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SANTANDER CONSUMER USA INC.

By:
Title:

[PARTICIPANT]

Number of Shares:

[Signature Page to Restricted Stock Award Agreement]